EXHIBIT 99.1
Peakstone Realty Trust Reports
2023 First Quarter Results
- Sold Three Properties for Approximately $170 Million
- Continued Deleveraging of Balance Sheet

El Segundo, Calif. (May 9, 2023) - Peakstone Realty Trust ("PKST" or the "Company") (NYSE: PKST), a real estate investment trust focused on owning and operating a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties, today announced its financial results for the quarter ended March 31, 2023.

First Quarter 2023 Highlights
•Revenue of approximately $67.0 million.
•Net income of approximately $9.0 million; net income attributable to common shareholders of approximately $6.0 million, or $0.17 per basic and diluted share.
•Funds from Operations (“FFO”) 1 of $0.37 per basic and diluted share/unit.
•Adjusted Funds from Operation ("AFFO")1 of $0.68 per basic and diluted share/unit.
•Same Store Cash Net Operating Income (“Same Store Cash NOI”) of approximately $48.4 million.
•Sold three properties for $169.6 million of gross disposition proceeds.
•Amended existing corporate credit facility (the "Facility") to add an additional extension option to the revolving credit facility (the "Revolver") through January 2026.
•Paid off the $400 million 2024 Facility term loan using capacity from the Revolver.
•Paid off a $19.1 million secured loan.
•Board of Trustees declared a dividend of $0.075 per common share for March 2023.

Subsequent Events
•On April 10, 2023, redeemed all preferred shares (being 5 million Series A Preferred Shares which were issued to and held by a third-party international investor).
•On April 13, 2023, listed common shares on the New York Stock Exchange (“NYSE”) under the ticker “PKST”.

“We have successfully executed on several key items in our business plan, including amending our revolving credit facility to add an additional extension option, redeeming all of our preferred shares, and listing the Company’s common shares on the New York Stock Exchange,” stated Michael J. Escalante, PKST's Chief Executive Officer. “Going forward, we are focused on achieving an investment grade rating by continuing to improve our balance sheet. We are well-positioned in this regard as our high-quality, resilient portfolio generates ample free cash flow, and we have no significant debt maturities. We are excited about the future and committed to maximizing value for all our shareholders.”

Financial Results
Revenue
In the first quarter, total revenue was approximately $67.0 million which represents a $49.2 million decrease in rental income compared to the same quarter last year primarily due to the disposition of 48 properties in 2022 and three properties in the first quarter of 2023.

Net (Loss) Income Attributable to Common Shareholders
In the first quarter, net income attributable to common shareholders was approximately $6.0 million, or $0.17 per basic and diluted share, compared to net income attributable to common shareholders of approximately $0.2 million, or zero per basic and diluted share, for the same quarter last year, primarily due to the net gain of $30.6 million recognized as a result of the sale of the three properties in the first quarter of 2023, partially offset by the net (loss) from investment in unconsolidated entities of $(14.7) million.

FFO and AFFO
In the first quarter, FFO was approximately $14.7 million, or $0.37 per basic and diluted share, compared to $53.2 million, or $1.34 per basic and diluted share, for the same quarter last year. In the first quarter of 2023, AFFO was approximately $26.8 million, or $0.68 per basic and diluted share, compared to $56.0 million or $1.41 per basic and diluted share, for the same quarter last year. The change in both FFO and AFFO is primarily due to the decrease in rental income of $49.2 million as a result of the disposition of 48 properties in 2022 and three properties in the first quarter of 2023.

Same Store Cash NOI
In the first quarter, Same Store Cash NOI was approximately $48.4 million, which is a $2.5 million decrease compared to the same quarter last year primarily due to a $2.2 million rent concession related to a lease renewal.

Operating Results
As of March 31, 2023, the Company’s wholly-owned portfolio (i) consisted of 78 properties located in 24 states with a weighted average remaining lease term of approximately 6.9 years, (ii) was 95.3% leased with an average economic occupancy of 94.6% comprised of Industrial (100%), Office (98.2%), and Other (75.6%), and (iii) generated approximately 61.5% of annualized base rent2 pursuant to leases with respect to which the tenant, the guarantor or a non-guarantor parent of the tenant has an investment grade credit rating or what management believes is a generally equivalent rating3.

Transaction Activity
During the first quarter, the Company completed sales of the following three properties for gross disposition proceeds of $169.6 million: (i) a property located in Irvine, CA for a $40 million gross disposition price; (ii) a property located in Clinton, SC for a $19.3 million gross disposition price; and (iii) a property located in Herndon, VA for a $110.3 million gross disposition price. The Company recognized a net gain of $30.6 million as a result of these sales.

Balance Sheet
As of March 31, 2023, the Company had $368.2 million in cash on hand and $132.3 million of available capacity on the Revolver, for total liquidity of $500.5 million. The Company’s total consolidated debt was $1.5 billion. Including the effect of the Company’s interest rate swap agreements with a total notional amount of $750.0 million, the Company’s weighted average interest rate as of March 31, 2023 was 4.2% for both the Company’s fixed-rate and variable-rate debt combined.

During the first quarter, the Company amended its Facility to allow it, subject to customary conditions, to extend the maturity date of the $750.0 million Revolver from June 2024 through January 2026. Additionally, the Company prepaid the full outstanding principal balance of its $400 million 2024 Facility term loan, which was maturing in April 2024, with proceeds from a $400 million draw on the Revolver. The Company also repaid the $19.1 million outstanding principal balance related to a mortgage loan that was maturing in April 2023.

During the first quarter, the Company completed a one-for-nine reverse share split with respect to each class of its common shares, converting every nine shares of each class of the Company’s issued and outstanding common shares into one share of such class, with no change to the $0.001 par value per share.

Subsequent to quarter-end, the Company redeemed all preferred shares (being 5 million Series A Preferred Shares which were issued to and held by a third-party international investor) by making (i) a redemption payment of $125 million (with a redemption fee of approximately $1.9 million being waived) and (ii) paying accrued preferred distributions of approximately $2.4 million.

Dividends
On February 1, 2023 the Company paid an all-cash distribution for the period of January 1, 2023 to January 31, 2023, of $0.008630136 per share per day to each class of common share.

On February 24, 2023, the Company paid an all-cash distribution for the period of February 1, 2023 to February 28, 2023, of $0.002465753 per share per day to each class of common share.

On March 14, 2023, the Board declared an all-cash monthly distribution for the month of March in the amount of $0.075 per common share. The dividend is payable on or about May 12, 2023 to shareholders of record as of May 2, 2023.

First Quarter 2023 Earnings Webcast
PKST will host a webcast to present the first quarter results on Tuesday, May 9, 2023 at 5:00 p.m. Eastern Time. To listen to the webcast, please visit the “Investors” section of the Company’s website at www.pkst.com at least ten minutes prior to the scheduled start time to register and install any necessary software. A replay of the webcast will be available on the Company’s website shortly after the initial presentation.

About Peakstone Realty Trust
Peakstone Realty Trust (NYSE: PKST) is an internally managed, real estate investment trust (REIT) that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties. These assets are generally leased to creditworthy tenants under long-term net lease agreements with contractual rent escalations. As of March 31, 2023, Peakstone’s wholly-owned portfolio consists of 19 million square feet across 24 states in primarily high-growth, strategic coastal and sunbelt markets.

Additional information is available at www.pkst.com.

Investor Contact:
ir@pkst.com

Financial Advisors Contact:
advisorservices@pkst.com

Media Contact:
Joele Frank, Wilkinson Brimmer Katcher
peakstone@joelefrank.com

Cautionary Statement Regarding Forward-Looking Statements
Certain statements contained in this press release of Peakstone Realty Trust, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company intends for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
The forward-looking statements contained in this press release reflect the Company's current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause the Company's actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; the impact of the work-from-home trends; recent and ongoing disruption in the debt and banking markets; occupancy, rent deferrals and the financial condition of the Company’s tenants; whether easing of the pandemic, work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; expected sources of financing and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether the listing of our common shares on the New York Stock Exchange will maximize shareholder value; whether we will be successful in the pursuit of our business plan, including any dispositions; whether we will succeed in our investment objectives; any relationship between the trading price of our common shares and our previously published net asset value; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; risks related to the disruption of management’s attention from ongoing business operations due to pursuit of requirements related to being a listed company; and other factors, including those risks disclosed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s most recent Annual Report on Form 10-K and Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.
While forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this press release. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Moreover, because the Company operates in a very competitive and rapidly changing environment, new risk factors are likely to emerge from time to time. The Company cautions investors not to place undue reliance on these forward-looking statements and urge you to carefully review the disclosures the Company makes concerning risks in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and Part I, Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” of the Company's Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

______________________________
1 See below for the definitions of FFO and AFFO and for a reconciliation of FFO and AFFO to the most directly comparable GAAP financial measure.
2 "Annualized base rent" or “ABR” means the contractual base rent excluding abatement periods and deducting base year operating expenses for gross and modified gross leases as of March 31, 2023, unless otherwise specified, multiplied by 12 months. For properties in the Company's portfolio that had rent abatement periods as of March 31, 2023, the Company used the monthly contractual base rent payable following expiration of the abatement.
3 Investment grade rating means an investment grade credit rating from a Nationally Recognized Statistical Rating Organization (“NRSRO”) approved by the U.S. Securities and Exchange Commission (e.g., Moody’s Investors Service, Inc., S&P Global Ratings and/or Fitch Ratings Inc.) or a non-NRSRO credit rating (e.g., Bloomberg’s default risk rating) that management believes is generally equivalent to an NRSRO investment grade rating; management can provide no assurance as to the comparability of these ratings methodologies or that any particular rating for a company is indicative of the rating that a single NRSRO would provide in the event that it rated all companies for which the Company provides credit ratings; to the extent such companies are rated only by non-NRSRO ratings providers, such ratings providers may use methodologies that are different and less rigorous than those applied by NRSROs; moreover, because PKST provides credit ratings for some companies that are non-guarantor parents of Company's tenants, such credit ratings may not be indicative of the creditworthiness of such tenants.

PEAKSTONE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands, except units and share amounts)

	March 31, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$368,210	$233,180
Restricted cash	1,999	4,764
Real estate:
Land	316,341	327,408
Building and improvements	2,523,243	2,631,965
Tenant origination and absorption cost	524,750	535,889
Construction in progress	8,223	1,994
Total real estate	3,372,557	3,497,256
Less: accumulated depreciation and amortization	(638,428)	(644,639)
Total real estate, net	2,734,129	2,852,617
Investments in unconsolidated entity	164,876	178,647
Intangible assets, net	32,870	33,861
Deferred rent receivable	69,677	79,572
Deferred leasing costs, net	20,262	26,507
Goodwill	94,678	94,678
Right of use asset	35,013	35,453
Interest rate swap asset	33,038	41,404
Other assets	29,854	31,877
Real estate assets and other assets held for sale, net	—	20,816
Total assets	$3,584,606	$3,633,376
LIABILITIES AND EQUITY
Debt, net	1,461,584	1,485,402
Restricted reserves	627	627
Distributions payable	5,164	12,402
Due to affiliates	876	1,458
Intangible liabilities, net	19,818	20,658
Lease liability	46,320	46,519
Accrued expenses and other liabilities	79,114	80,175
Total liabilities	1,613,503	1,647,241

Commitments and contingencies (Note 13)

Perpetual convertible preferred shares	125,000	125,000
Noncontrolling interests subject to redemption; 61,788 units as of March 31, 2023 and December 31, 2022	3,801	3,812
Shareholders’ equity:
Common shares, $0.001 par value; 800,000,000 shares authorized; 36,006,922 and 35,999,898 shares outstanding in the aggregate as of March 31, 2023 and December 31, 2022, respectively	36	36
Additional paid-in capital	2,950,706	2,948,600
Cumulative distributions	(1,051,551)	(1,036,678)
Accumulated (loss) income	(263,893)	(269,926)
Accumulated other comprehensive income (loss)	33,847	40,636
Total shareholders’ equity	1,669,145	1,682,668
Noncontrolling interests	173,157	174,655
Total equity	1,842,302	1,857,323
Total liabilities and equity	$3,584,606	$3,633,376

PEAKSTONE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2023	2022
Revenue:
Rental income	$66,973	$116,189
Expenses:
Property operating expense	7,110	15,043
Property tax expense	5,822	10,033
Property management fees to non-affiliates	522	1,039
General and administrative expenses	9,912	9,523
Corporate operating expenses to affiliates	378	510
Depreciation and amortization	31,356	52,863
Total expenses	55,100	89,011
Income before other income and (expenses)	11,873	27,178
Other income (expenses):
Interest expense	(17,014)	(21,666)
Other income, net	1,396	101
Net loss from investment in unconsolidated entity	(14,661)	—
Gain from disposition of assets	30,610	—
Transaction expense	(3,187)	(2,883)
Net (loss) income	9,017	2,730
Distributions to redeemable preferred shareholders	(2,376)	(2,516)
Net (income) loss attributable to noncontrolling interests	(585)	(19)
Net income (loss) attributable to controlling interest	6,056	195
Distributions to redeemable noncontrolling interests attributable to common shareholders	(23)	(44)
Net (loss) income attributable to common shareholders	$6,033	$151
Net (loss) income attributable to common shareholders per share, basic and diluted	$0.17	$—
Weighted average number of common shares outstanding, basic and diluted	35,999,325	36,071,465
Cash distributions declared per common share	$0.41	$0.78

PEAKSTONE REALTY TRUST
Funds from Operations and Adjusted Funds from Operations
(Unaudited; in thousands except share and per share amounts)
FFO and AFFO are non-GAAP financial measures that we believe are useful to investors because they are widely accepted industry measures used by analysts and investors to compare the operating performance of REITs. We compute FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable real estate assets, adding back impairment write-downs of depreciable real estate assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of depreciable real estate assets and gains and losses from sales of depreciable real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, the Company believes that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of the Company's performance relative to its competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than the Company does, making comparisons less meaningful.

Additionally, the Company uses AFFO as a non-GAAP financial measure to evaluate the Company's operating performance. AFFO excludes non-routine and certain non-cash items such as revenues in excess of cash received, amortization of share-based compensation net, deferred rent, amortization of in-place lease valuation, acquisition-related costs, financed termination fee, net of payments received, gain or loss from the extinguishment of debt, unrealized gains (losses) on derivative instruments, write-off transaction costs and other one-time transactions. FFO and AFFO have been revised to include amounts available to both common shareholders and limited partners for all periods presented.

AFFO is a measure used among the Company's peer group. The Company also believes that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, the Company believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies.

Management believes that AFFO is a beneficial indicator of its ongoing portfolio performance and ability to sustain its current distribution level. More specifically, AFFO isolates the financial results of the Company's operations. AFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, AFFO for the period presented may not be indicative of future results or the Company's future ability to make or sustain distributions. By providing FFO and AFFO, the Company presents information that assists investors in aligning their analysis with management’s analysis of long-term operating activities.

For all of these reasons, the Company believes the non-GAAP measures of FFO and AFFO, in addition to net income (loss) are helpful supplemental performance measures and useful to investors in evaluating the performance of the Company's real estate portfolio. However, a material limitation associated with FFO and AFFO is that they are not indicative of the Company's cash available to fund distributions since other uses of cash, such as capital expenditures at the Company's properties and principal payments of debt, are not deducted when calculating FFO and AFFO. The use of AFFO as a measure of long-term operating performance on value is also limited if the Company does not continue to operate under its current business plan as noted above. FFO and AFFO should not be viewed as a more prominent measure of performance than net income (loss) and each should be reviewed in connection with GAAP measurements.

Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate AFFO and its use as a non-GAAP performance measure. In the future, NAREIT may decide to standardize the allowable exclusions across the REIT industry, and the Company may have to adjust the calculation and characterization of this non-GAAP measure.

	Three Months Ended March 31,
	2023	2022
Net (loss) income	$9,017	$2,730
Adjustments:
Depreciation of building and improvements	20,054	32,093
Amortization of leasing costs and intangibles	11,397	20,858
Equity interest of depreciation of building and improvements - unconsolidated entities	7,238	—
Gain from disposition of assets, net	(30,610)	—
FFO	17,096	55,681
Distribution to redeemable preferred shareholders	(2,376)	(2,516)
FFO attributable to common shareholders and limited partners	$14,720	$53,165
Reconciliation of FFO to AFFO:
FFO attributable to common shareholders and limited partners	$14,720	$53,165
Adjustments:
Revenues in excess of cash received, net	(4,283)	(3,298)
Amortization of share-based compensation	2,556	1,757
Deferred rent - ground lease	433	517
Unrealized loss (gain) on investments	(32)	90
Amortization of above/(below) market rent, net	(122)	(414)
Amortization of debt premium/(discount), net	102	101
Amortization of ground leasehold interests	(96)	(89)
Amortization of below tax benefit amortization	368	368
Amortization of deferred financing costs	1,274	791
Company's share of amortization of deferred financing costs- unconsolidated entity	9,632	—
Company's share of revenues in excess of cash received (straight-line rents) - unconsolidated entity	(826)	—
Company's share of amortization of above market rent - unconsolidated entity	(288)	—
Write-off of transaction costs	32	18
Employee separation expense	—	70
Transaction expenses	3,187	2,883
Amortization of lease inducements	101	69
AFFO available to common shareholders and limited partners	$26,758	$56,028
FFO per share, basic and diluted	$0.37	$1.34
AFFO per share, basic and diluted	$0.68	$1.41

Weighted-average common shares outstanding - basic and diluted EPS	35,999,325	36,071,465
Weighted-average OP Units	3,537,654	3,537,654
Weighted-average common shares and OP Units outstanding - basic and diluted FFO/AFFO	39,536,979	39,609,119

PEAKSTONE REALTY TRUST
Net Operating Income, including Cash and Same Store Cash NOI
(Unaudited; in thousands)
Net operating income ("NOI") is a non-GAAP financial measure calculated as net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss and termination income. Net operating income on a cash basis (“Cash NOI”) is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease intangibles adjustments required by GAAP. Same Store Cash NOI is Cash NOI for properties held for the entirety of all periods presented. We believe that NOI, Cash NOI and Same Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net income. In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets.

Our calculation of each of NOI, Cash NOI and Same Store Cash NOI is presented in the following table for three months ended March 31, 2023 and March 31, 2022 (dollars in thousands):

	Three Months Ended March 31,
	2023	2022
Reconciliation of Net Income to Total NOI
Net income	$9,017	$2,730
General and administrative expenses	9,912	9,523
Corporate operating expenses to affiliates	378	510
Depreciation and amortization	31,356	52,863
Interest expense	17,014	21,666
Other loss (income), net	(1,396)	(101)
Loss from investment in unconsolidated entities	14,661	—
Gain from disposition of assets	(30,610)	—
Transaction expense	3,187	2,883
Total NOI	$53,519	$90,074

Non-Cash Adjustments:
Straight line rent	(4,259)	(2,541)
In-place lease amortization	(122)	(413)
Deferred termination income	(24)	(758)
Deferred ground lease	433	517
Other intangible amortization	368	368
Inducement amortization	101	69
Total Cash NOI	$50,016	$87,316

Same Store Cash NOI Adjustments
Recently acquired properties	—	—
Recently disposed properties	(1,570)	(36,448)
Operating Partnership	—	25
Total Same Store Cash NOI Adjustments	(1,570)	(36,423)
Total Same Store Cash NOI	$48,446	$50,893